Exhibit 99.2

December 13, 2010

Cloud Peak Energy Resources LLC

c/o Cloud Peak Energy Inc.

General Counsel

385 Interlocken Cresent, Suite 400

Broomfield, CO 80021

(720) 566-2938

Fax: (720) 566-3095

Re: Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy Resources LLC

Dear Sir:

In accordance with Section 9.1 of the Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy Resources LLC, dated November 19, 2009 (the “Agreement”) by and among Cloud Peak Energy Inc., a Delaware corporation (the “CPE Inc.”), Rio Tinto Energy America Inc., a Delaware corporation (“RTEA”), and Kennecott Management Services Company, a Delaware corporation (“KMS”), KMS hereby delivers this Redemption Notice. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Agreement.

KMS hereby exercises its right to redeem 258,455 of KMS’s Common Membership Units on the initial closing date of the proposed secondary offering contemplated by the Underwriting Agreement (as defined below) (the “Initial Redemption Date”), subject to KMS’s right to deliver a Retraction Notice in accordance with the terms of the Agreement.

In addition, KMS has requested, and CPE Inc. has agreed, that KMS shall redeem an additional number of KMS’s Common Membership Units (such Common Membership Units, the “Overallotment Units”) in the event that the underwriters party to that certain Underwriting Agreement to be entered into by CPE Inc., RTEA and KMS in connection with the resale of the CPE Common Stock to be delivered by CPE Inc. on the Initial Redemption Date (the “Underwriting Agreement”) have elected to exercise any over-allotment option that may have been granted pursuant to the Underwriting Agreement (the “Overallotment”).  The number of Overallotment Units to be redeemed pursuant to this paragraph shall equal the number of shares of CPE Common Stock to be sold in the Overallotment. The Overallotment Units shall be redeemed on the closing date of the Overallotment.

KENNECOTT MANAGEMENT SERVICES COMPANY

By:	/s/ James P. Berson
Name: James P. Berson

cc:	Cloud Peak Energy Inc.
General Counsel
385 Interlocken Cresent, Suite 400
Broomfield, CO 80021
(720) 566-2938
Fax: (720) 566-3095

Michael C. Ryan
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
(212) 504-6177
Fax: (212) 504-6666